EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                      among

                                 iPAYMENT, INC.,
                             a Delaware corporation,

                            CPS ACQUISITION, L.L.C.,
                      a Delaware limited liability company,


                          CARDPAYMENT SOLUTIONS, INC.,
                            a California corporation

                                ZACHARY A. HYMAN,

                                       and

                                MATTHEW B. HYMAN
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                                TABLE OF CONTENTS

ARTICLE I PURCHASE AND SALE OF ASSETS..........................................1
         1.01     Purchase and Sale............................................1
         1.02     Excluded Assets..............................................3
         1.03     Assumption of Liabilities....................................3
         1.04     Retained Liabilities.........................................4
         1.05     Purchase Price...............................................5
         1.06     Prorations...................................................5
         1.07     Allocation of Purchase Price.................................5
         1.08     Agent........................................................5
         1.09     Taxes........................................................5
ARTICLE II CLOSING    5
         2.01     Closing......................................................5
         2.02     Action of Company at Closing.................................6
         2.03     Action of Buyer at Closing...................................7
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLERS......................8
         3.01     Corporate Organization; Etc..................................8
         3.02     Company's Corporate Powers; Absence of Conflicts With
                  Other Agreements, etc........................................9
         3.03     Controlling Shareholder's Capacity; Absence of Conflicts
                  With Other Agreements, etc...................................9
         3.04     Title to Assets.............................................10
         3.05     Capitalization..............................................10
         3.06     Company's Subsidiaries......................................10
         3.07     Financial Statements........................................10
         3.08     Undisclosed Liabilities.....................................11
         3.09     Post-Balance Sheet Results..................................11
         3.10     Merchant Accounts...........................................11
         3.11     Tax Matters.................................................12
         3.12     Contracts...................................................12
         3.13     Patents, Trademarks, Etc....................................13
         3.14     Employees...................................................14
         3.15     Labor Matters...............................................14
         3.16     Employee and Labor Matters; Employee Benefit Plans..........14
         3.17     Litigation..................................................16
         3.18     Compliance..................................................16
         3.19     Environmental Matters.......................................16
         3.20     Certain Payments............................................16
         3.21     No Conflict of Interest.....................................17
         3.22     Investment..................................................17
         3.23     Disclosure..................................................18
         3.24     Myisocenter.com, LLC........................................18
         3.25     Attrition Rate..............................................18
         3.26     Real Property...............................................19
         3.27     Chargebacks.................................................19
         3.28     Leasing Losses..............................................19
         3.29     Franchise Issues............................................19
         3.30     Ownership and Portability of Merchant Accounts..............19
         3.31     Employees and Independent Contractors.......................19
         3.32     Dissenters Rights...........................................20
         3.33     Independent Agent Contracts.................................20

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ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER AND HOLDINGS...............20
         4.01     Corporate Organization; Etc.................................20
         4.02     Buyer's Corporate Powers; Absence of Conflicts With
                  Other Agreements, etc.......................................20
         4.03     Holdings' Corporate Powers; Absence of Conflicts With
                  Other Agreements, etc.......................................21
         4.04     Capitalization..............................................21
         4.05     Compliance..................................................22
         4.06     Litigation..................................................22
         4.07     Disclosure..................................................22
         4.08     Disclosure to the SEC.......................................22
ARTICLE V COVENANTS PRIOR TO CLOSING..........................................22
         5.01     Commercially Reasonable Efforts.............................22
         5.02     Termination or Merger of Employee Benefit Plans.............22
         5.03     No Solicitation of Other Offers.............................23
         5.04     Confidentiality and Public Announcements....................23
         5.05     Tax Disclosure..............................................23
ARTICLE VI CONDITIONS TO CLOSING BY SELLERS...................................23
         6.01     Compliance..................................................23
         6.02     Action; Proceeding..........................................24
         6.03     Delivery of Certain Documents...............................24
         6.04     Employment Agreements.......................................24
         6.05     Non-Compete Agreements......................................24
ARTICLE VII CONDITIONS TO CLOSING BY BUYER AND HOLDINGS.......................24
         7.01     Compliance..................................................24
         7.02     Action; Proceeding..........................................24
         7.03     Delivery of Certain Documents...............................24
         7.04     Pension Plan Liability......................................25
         7.05     License.....................................................25
         7.06     UCC Lien Search.............................................25
         7.07     Intentionally Omitted.......................................25
         7.08     Intentionally Omitted.......................................25
         7.09     Name Change.................................................25
         7.10     No Adverse Change...........................................25
ARTICLE VIII POST CLOSING COVENANTS...........................................25
         8.01     Offerees....................................................25
         8.02     Further Assurances..........................................26
         8.03     Merchant Reserves...........................................26
         8.04     Trailing Activities.........................................26
         8.05     Name Change.................................................26
         8.06     Existence...................................................26
         8.07     Myisocenter.com, L.L.C......................................26
ARTICLE IX INDEMNIFICATION....................................................27
         9.01     Indemnification of Buyer and Holdings.......................27
         9.02     Indemnification of the Company and the Shareholders.........27
         9.03     Procedure for Indemnification - Non Third Party Claims......28
         9.04     Procedure for Indemnification - Third Party Claims..........28
         9.05     Survival Claims Period......................................29
         9.06     Amount Precedent to Any Indemnification Claim...............29
         9.07     Cap on Indemnification Liability............................30
         9.08     Payment.....................................................30
ARTICLE X TERMINATION 30
         10.01    Termination of Agreement....................................30

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         10.02    Effect of Termination.......................................30
ARTICLE XI MISCELLANEOUS PROVISIONS...........................................31
         11.01    No Brokerage................................................31
         11.02    Expenses....................................................31
         11.03    Misdirected Payments, Etc...................................31
         11.04    Third Party Beneficiary.....................................31
         11.05    Entire Agreement/Amendment..................................31
         11.06    Severability................................................31
         11.07    Waiver......................................................31
         11.08    Enforcement.................................................31
         11.09    Construction of Terms.......................................32
         11.10    Governing Law...............................................32
         11.11    Notices.....................................................32
         11.12    Assignment..................................................33
         11.13    Counterparts................................................33
         11.14    Consented Assignment........................................33
         11.15    Survival....................................................33
         11.16    Headings....................................................33
ARTICLE XII DEFINITIONS.......................................................34
TABLE OF SCHEDULES    40
TABLE OF EXHIBITS     42

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "Agreement"), dated August 5, 2003 is by and among iPAYMENT, INC., a Delaware corporation ("Holdings"), CPS ACQUISITION, L.L.C. a Delaware limited liability company and a wholly-owned subsidiary of Holdings ("Buyer"), CARDPAYMENT SOLUTIONS, INC., a California corporation (the "Company"), ZACHARY A. HYMAN, and MATTHEW B. HYMAN (each a "Controlling Shareholder," collectively the "Controlling Shareholders" and, together with the Company, the "Sellers").

                                   WITNESSETH:

     WHEREAS, the Company develops, markets, distributes, sells and/or leases credit card transaction processing equipment, services and systems or provides electronic payment processing services and systems and related products (the "Business");

     WHEREAS, the Controlling Shareholders are the owners of a majority of the issued and outstanding shares of capital stock of the Company indicated on
Schedule 3.05 hereto; and

     WHEREAS, the Company desires to sell and the Buyer desires to purchase substantially all of the assets used in connection with the operation of the Business.

     NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

     1.01 Purchase and Sale. Subject to the terms and conditions of this Agreement, on the Closing Date, Buyer shall purchase from the Company and the Company shall sell, assign and deliver to Buyer, good and marketable title to all of the assets used in connection with the Business, other than the Excluded Assets, free and clear of all liens, liabilities and encumbrances except for Assumed Liabilities, including without limitation the following (collectively, the "Assets"):

          (a) all of the Company's accounts receivable and other rights to receive payments from any person or entity relating to the operation of the Business, substantially all of which are described in Schedule 1.01(a) hereto (collectively, the "Receivables");

          (b) all of the Company's inventory, substantially all of which inventory is described in Schedule 1.01(b) hereto;

          (c) all of the Company's right, title and interest in and to the name "CardPayment Solutions," together with all variations thereof (the "Tradename"), all patents, trademarks, tradenames, service marks, domain names, trade secrets, copyrights, computer software, inventions, techniques, schematics, manufacturing and production processes and techniques, research and development information, financial data, marketing data and plans, pricing and cost information, supplier lists and information, domain names and applications and registrations therefor and other intellectual property rights owned by the Company and used in connection with the Business, including without limitation the items described in Schedule 1.01(c) hereto (collectively, the "Owned Intellectual Property"), and the goodwill associated therewith;

          (d) all of the tangible personal property owned by the Company, including without limitation the equipment, machinery, furniture, fixtures, leasehold improvements and similar items described in Schedule 1.01(d) hereto;

          (e) all of the Company's interest in and to those capitalized leases of the Company described in Schedule 1.01(e) hereto (the "Capitalized Leases");

          (f) all of the Company's interest in and to those operating leases of the Company described in Schedule 1.01(f) hereto (the "Operating Leases");

          (g) all of the Company's interest in and to the Processing Agreement described in Schedule 1.01(g) hereto (the "Processing Agreement");

          (h) all of the Company's interest in and to the Sponsorship Agreement described in Schedule 1.01(h) hereto (the "Sponsorship Agreement");

          (i) all of the Company's interest in and to those certain agreements with Merchants substantially in the form attached hereto as Exhibit 1.01(i) (collectively, the "Merchant Agreements");

          (j) all of the Company's interest, if any, in and to those certain license and other agreements to use patents, trademarks, tradenames, service marks, domain names, trade secrets, copyrights and other intellectually property that is not Owned Intellectual Property but that is used in connection with the Business, including but not limited to Schedule 1.01(j) hereto (the "License Agreements");

          (k) all of the Company's ownership interest, if any, in and to those other agreements described on Schedule 1.01(k) hereto (the "Contracts");

          (l) all of the Company's interest in and to each merchant account reserves, deposits, security interests and any other collateral or security set forth in or securing the obligations to the Company pursuant to any Assumed Contract, including without limitation those described in Section 3.10 and on Schedules 3.10(a), 3.10(b) and 3.10(c) (collectively, the "Deposits");

          (m) all of the Company's deposits, escrows, prepaid taxes or other advance payments relating to any expense of the Business, including without limitation any rent or other prepayment paid pursuant to any Assumed Contract, including without limitation those described in Schedule 1.01(m) hereto;

          (n) all of the Company's rights pursuant to any warranty or guarantee made by any manufacturer or supplier of products or services to the Company;

          (o) any and all records, documents, lists and copies of correspondence related to past, current or prospective customers or Merchants of the Company, including without limitation the list attached hereto as Schedule 1.01(o);

          (p) any and all documents, files, records and correspondence relating to the Business or the Merchants;

          (q) all claims, other than those presently pursued by the Company, arising from or in connection with the Business after the Effective Time, whether known or unknown, contingent or otherwise;

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

          (r) all of the cash or immediately available funds received by the Company and the right to receive cash or immediately available funds from Processor[s], Sponsor Bank[s] or others arising from or in connection with transactions by Merchants and/or the Business after the Effective Time that are not otherwise referenced or contained in any other provision of this Section 1.01; and

          (s) all other tangible or intangible property owned by the Company or used in connection with the Business; and

          (t) all of the Company's interest in and to those certain agreements with its independent sales agents substantially in the form attached hereto as
Exhibit 1.01(t) (collectively, the "Independent Agent Agreements").

     1.02 Other Excluded Assets. The following assets are not intended by the parties to be a part of the purchase and sale hereunder and are excluded from the Assets (collectively, the "Excluded Assets"):

          (a) the Company's articles of incorporation, stock ledger, corporate record books, minute books;

          (b) the Company's financial books and records, including books of account, bank records and tax records;

          (c) the rights of Sellers  arising in connection  with this Agreement;
and

          (d) the obligations payable to the Company by shareholders in the amount of One Hundred Twenty Nine Thousand Four Hundred Thirty-Six and 60/100 Dollars ($129,436.60) as noted on the Company's balance sheet dated May 31, 2003; and

          (e) the assets of the Sellers  relating to the  Business  set forth on
Schedule 1.02(e).

     1.03 Assumption of Liabilities. Contemporaneously with the conveyance of the Assets by the Company to Buyer, the Company shall assign and transfer to Buyer, and Buyer shall accept, assume and agree to pay and perform the following liabilities and obligations of the Company (collectively, the "Assumed Liabilities"):

          (a) all obligations and liabilities of the Company to provide services after the Closing under the Assumed Contracts to the extent that the Company's rights thereunder are actually (with consent where required) assigned to the Buyer as set forth in the Assignment and Assumption Agreement, provided, however, that the Buyer is not assuming any obligations or liabilities arising prior to the Closing other than the Assumed Chargeback Liabilities, or for any breach or default, under any Assumed Contracts outstanding at the time of Closing or resulting from any event occurring before the Closing, which with the giving of notice or the passage of time or both would result in a breach or default;

          (b) all obligations and liabilities of the Company under or pursuant to all warranties or guarantees made by any manufacturer or supplier of products or services to the Company to the extent that the Company's rights thereunder are actually assigned to Buyer;

          (c) the Assumed Chargeback Liabilities; and

          (d) the liabilities and obligations of the Company in the amounts set forth on Schedule 1.03(d) (the "Company Debt") not in excess of $1,412,048.42.

The Buyer is not assuming, and shall not be deemed to have assumed, any obligations or liabilities of the Sellers other than the Assumed Liabilities specifically described above. No assumption by the Buyer of any of the Assumed Liabilities shall relieve or be deemed to relieve the Company or any Controlling Shareholder from any obligation or liability under this Agreement with respect to any representations or warranties made by the Company or any Controlling Shareholder to the Buyer and Holdings.

     1.04 Retained Liabilities. Notwithstanding anything in this Agreement to the contrary, the Buyer is not assuming and will not perform any liabilities or obligations not specifically described in Section 1.03, whether fixed or contingent, known or unknown, disclosed or undisclosed, recorded or unrecorded and whether relating to the Assets, the Business or any other matter, facts or circumstances, including without limitation the following:

          (a) federal, state or local Tax liabilities or obligations of the Company and/or any Controlling Shareholder whether or not incurred prior to the date hereof or resulting from the consummation of the transactions contemplated herein, and any and all other taxes or amounts due and payable as a result of the exercise by any of the Company's employees of such employees' right to vacation, paid time off, sick leave and holiday benefits accrued while in the employ of the Company;

          (b) any obligation or liability for services rendered by the Company;

          (c) any liability or obligation of the Company arising as a result of or out of any claim, any legal or equitable action, proceeding or investigation pertaining to or relating in any way to the Company initiated at any time, whether or not described in any schedule hereto, except for the Assumed Chargeback Liabilities;

          (d)  any  obligation  or  liability  arising  out of  the  intentional
misconduct   or  negligent   acts  or  omissions  of  the  Company,   directors,
shareholders, officers or employees;

          (e) any liability or obligation of the Company incurred in connection with the making or performance of this Agreement;

          (f) any liability or obligation of the Company arising out of any Employee Benefit Plan, COBRA or HIPAA;

          (g) any liability or obligation of the Company for making payments of any kind (including as a result of the sale of the Assets or as a result of the termination of employment by the Company of employees or other labor claims) to employees of the Company or in respect of payroll taxes for employees of the Company;

          (h) liabilities or obligations arising out of any breach by the Company prior to the Closing of any Assumed Contract;

          (i) liabilities or obligations of the Company arising from the transactions contemplated in this Agreement, including without limitation sales taxes, legal fees and all other consulting fees;

          (j) the Retained Chargeback Liabilities; and

          (k) any interest, penalties, fines or other liabilities arising from the present dispute between the Company and the Internal Revenue Service regarding the Company's payroll taxes for 2002

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

have not yet been remitted to the IRS, which shall be paid in part by Seller with the reimbursement received from Buyer pursuant to Section 11.18 of this Agreement

     1.05 Purchase Price. Subject to the terms and conditions hereof, the consideration for the purchase and sale of the Assets shall be as follows (collectively, the "Purchase Price"):

          (a) Buyer shall assume the Assumed Liabilities;

          (b) Buyer shall tender to the Company in cash or otherwise immediately available funds (the "Cash") an aggregate amount equal to Twelve Million and No/100 Dollars ($12,000,000.00);

          (c) Holdings shall deliver to the Escrow Agent (as defined in the Escrow Agreement) attached hereto as Exhibit 2.02(o)), within 10 days of the Closing Date, a certificate issued in the name of CardPayment Solutions, Inc. for 118,409 shares of the common stock, $0.01 par value per share, of Holdings (the "Stock"). The Stock shall be held in escrow, and will be held, distributed and otherwise handled in accordance with the terms of the Escrow Agreement.

          (d) The Buyer shall deliver to the Company, in cash, the contingent payments corresponding to the achievement by the Buyer of the goals as enumerated in Schedule 1.05(d).

     1.06 Prorations. After the Closing Date, the Company and Buyer shall prorate as of the Closing Date any amounts which become due and payable or collectible after the Closing Date with respect to the Assumed Contracts, ad valorem taxes on the Assets, real property taxes and assessments and all utilities servicing any of the Assets, including without limitation water, sewer, telephone, electricity, gas service, and also including any income and expense that may be settled after the Closing Date.

     1.07 Allocation of Purchase Price. The parties hereto agree that the allocation of the Purchase Price for tax purposes shall be made by Holdings and shall be set forth in a statement prepared in accordance with the Code. The parties shall cooperate in the preparation of such which shall be filed as required by applicable law.

     1.08 Agent. Except as of the Closing Date, the Company hereby appoints Buyer to act as its agent with respect to any and all merchant account reserves, deposits, security interests or other collateral securing obligations to the Company, Processor, Sponsor Bank, or any Credit Card Company pursuant to the Processing Agreement, Sponsorship Agreement or any Merchant Agreement (collectively, the "Reserves"). As such agent, Buyer may direct, in its sole discretion, the use of such Reserves to satisfy any liability or obligation of the Company or a Merchant to any Credit Card Company.

     1.09 Taxes. The Company shall be responsible for paying, and shall promptly discharge when due, any transfer, documentary, sales, use, stamp, registration and other such Taxes incurred in connection with the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE II
                                     CLOSING

     2.01 Closing. The consummation of the sale and purchase of the Assets and the other transactions contemplated hereby (the "Closing") shall take place in Nashville, Tennessee, at the offices of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, or other agreed upon location, at 10:00 A.M. local time on the later of August 1, 2003 or such later date upon which the parties

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

hereto agree, all of the approvals and consents required pursuant to this Agreement hereof have been obtained, or at such other time as the parties hereto may mutually designate in writing (the "Closing Date"). Irrespective of the actual time of Closing, the closing of the transactions with respect to the Merchants, Merchant Agreements and the revenues and expenses arising in connection therewith shall be deemed to have taken place and shall be effective as of the Effective Time and, with respect to all other matters, shall be effective as of 12:01 a.m. on the Closing Date. Notwithstanding the foregoing, all representations, warranties and covenants (to be performed prior to Closing) of the parties in this Agreement shall be measured and determined as of the Closing Date.

     2.02 Action of Company at Closing. At the Closing, the Company shall deliver to Buyer the following:

          (a) Bill of Sale in the form attached hereto as Exhibit 2.02(a) executed by a duly authorized officer of the Company (the "Bill of Sale");

          (b) Assignment and Assumption Agreement in the form attached hereto as
Exhibit 2.02(b) executed by a duly authorized officer of the Company (the "Assignment and Assumption Agreement");

          (c) Consent to the assignment of the Processing Agreement in the form attached hereto as Exhibit 2.02(c) executed by a duly authorized officer of Processor;

          (d) Consent to the assignment of the Sponsorship Agreement in the form attached hereto as Exhibit 2.02(d) executed by a duly authorized officer of the Sponsor Bank;

          (e) Consents to the  assignment of all Assumed  Contracts set forth on
Schedule 5.05 hereto executed by the applicable third party;

          (f) License substantially in the form attached hereto as Exhibit 2.02(f) executed by all the members of Myisocenter.com, L.L.C.;

          (g) Non-Compete Agreements substantially in the forms attached hereto as Exhibit 2.02(g) executed by the Company and Exhibit 2.02(h) executed by each Controlling Shareholder and the persons set forth in Schedule 3.24;

          (h) Employment Agreements substantially in the forms attached hereto as Exhibits 2.02(h)(i) and 2.02(h)(ii) executed by Matthew B. Hyman and Zachary
A. Hyman (the "Employment Agreements");

          (i) An opinion from counsel to Company reasonably acceptable to Buyer;

          (j) copies of resolutions duly adopted by the Board of Directors and shareholders of the Company authorizing and approving the Company's performance of the transactions contemplated hereby and the execution and delivery of the documents described herein, certified as true and of full force as of Closing by appropriate officers of the Company;

          (k) a certificate of an officer of the Company, dated as of the Closing Date, certifying that (A) the representations and warranties of the Company and each Controlling Shareholder made in this Agreement qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date

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

(in which case such representations and warranties qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects, on and as of such earlier date); and (B) the Company and each Controlling Shareholder has duly performed, complied with and satisfied all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by it by the time of the Closing;

          (l) a certificate of incumbency, dated as of the Closing Date, for the officers of the Company making certifications for Closing or executing this Agreement, the Assignment and Assumption Agreement, Bill of Sale, or any other Company Ancillary Document to be executed and delivered by the Company;

          (m) certificate of good standing for Company issued by the State of California, dated the most recent practical date prior to Closing;

          (n) all of the Assumed Contracts and Company books, records and other data relating to the Assets;

          (o) Escrow Agreement in the form attached hereto as Exhibit 2.02(o) executed by a duly authorized officer of the Company (the "Escrow Agreement"); and

          (p) all executed agreements, consents or other documents necessary to transfer ownership and control of all bank, deposit, escrow, reserve, demand, investment or other accounts of the Company to the Buyer.

     Simultaneously with the delivery of the foregoing items, Sellers will take all such steps as may reasonably be required to put Buyer in actual possession and operating control of the Assets.

     2.03 Action of Buyer at Closing. At the Closing, Buyer shall deliver to the Company the following:

          (a) the Cash;

          (b) a certificate evidencing the Stock;

          (c) Intentionally Omitted.

          (d) the Assignment and Assumption Agreement executed by a duly authorized officer of Buyer;

          (e) Intentionally Omitted.

          (f) Intentionally Omitted.

          (g) copies of resolutions duly adopted by the Board of Directors and sole shareholder of Buyer authorizing and approving Buyer's performance of the transactions contemplated hereby and the execution and delivery of the documents described herein, certified as true and of full force as of Closing by appropriate officers of Buyer;

          (h) copies of resolutions duly adopted by the Board of Directors of Holdings authorizing and approving Holdings' performance of the transactions contemplated hereby and the execution and delivery of the documents described herein, certified as true and of full force as of Closing by appropriate officers of Holdings;

          (i) a certificate of an officer of the Buyer, dated as of the Closing Date, certifying that (A) the representations and warranties of Buyer made in this Agreement qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects, on and as of such earlier date); and (B) Buyer has duly performed, complied with and satisfied all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by it by the time of the Closing;

          (j) a certificate of an officer of Holdings, dated as of the Closing Date, certifying that a certificate of an officer of Holdings certifying that
(A) the representations and warranties of Holdings made in this Agreement qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects, on and as of such earlier date); and (B) Holdings has duly performed, complied with and satisfied all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by it by the time of the Closing;

          (k) a certificate of incumbency, dated as of the Closing Date, for the officers of Buyer making certifications for Closing or executing this Agreement, Assignment and Assumption Agreement or any other Buyer Ancillary Document to be executed and delivered by Buyer;

          (l) a certificate of incumbency, dated as of the Closing Date, for the officers of Holdings making certifications for Closing or executing this Agreement or any other Holdings Ancillary Document to be executed and delivered by Holdings;

          (m) a certificate of formation of Buyer from the State of Delaware, dated the most recent practical date prior to Closing; and

          (n) a certificate of corporate existence of Holdings from the State of Delaware, dated the most recent practical date prior to Closing.

                                   ARTICLE III
                  Representations and Warranties of the Sellers

     Each of the Controlling Shareholders and the Company hereby, jointly and severally, represents and warrants to both Buyer and Holdings as follows as of the date of this Agreement and as of the Closing Date:

     3.01 Corporate Organization; Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has full corporate power and authority to carry on the Business as it is now being conducted and to own the properties and assets it now owns, including without limitation the Assets. The Company is duly qualified to do business and is in good standing in the jurisdictions set forth in Schedule 3.01, which includes every jurisdiction in which the failure to be so qualified or in good standing would have a material adverse effect on the Buyer's conduct of the Business.

     3.02  Company's   Corporate   Powers;   Absence  of  Conflicts  With  Other
Agreements, etc.

                  (a) The execution, delivery and performance by the Company of this Agreement and the other agreements and transactions contemplated hereby:

               (i) are within the Company's corporate powers, are not in contravention of the terms of the Company's Articles of Incorporation, Bylaws, or resolutions of the Board of Directors or shareholders, and have been duly authorized by the Board of Directors of the Company, as and to the extent required by the Company's Articles of Incorporation and applicable law; and

               (ii) except as set forth on Schedule 3.02, (A) will not constitute a violation of any judgment, decree, or order of any court of competent jurisdiction applicable to the Company or any of the Assets, (B) will not violate any law, rule or regulation of any governmental authority applicable to the Company or any of the Assets,
          (C) will not require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, (D) will not require notice to any governmental agency; provided however, to the extent the transaction contemplated herein requires notice to a governmental agency, such notice will be timely given by Seller and (E) whether with or without notice, the lapse of time or both, will not conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or create any lien, security interest, charge, encumbrance or restriction on any of the Assets.

          (b) This Agreement has been duly and validly executed and delivered by the Company and, as of the Closing, each of the Company Ancillary Documents will have been duly and validly executed and delivered by the Company. This Agreement constitutes, and upon their execution and delivery, each of the Company Ancillary Documents will constitute, the valid, legal and binding obligation of the Company, enforceable against it in accordance with their terms.

     3.03 Controlling Shareholder's Capacity; Absence of Conflicts With Other Agreements, etc.

          (a) The execution, delivery and performance by each of the Controlling Shareholders of this Agreement and the other agreements and transactions contemplated hereby:

               (i)  is  within  the  authority   and  legal   capacity  of  each
          Shareholder; and

                           (ii) except as set forth on Schedule 3.03, (A) will
                  not constitute a violation of any judgment, decree, or order of any court of competent jurisdiction applicable to any Controlling Shareholder, (B) will not violate any law, rule or regulation of any governmental authority applicable to any Controlling Shareholder, (C) will not require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority,
                  (D) will not require notice to any governmental agency; provided however, to the extent the transaction contemplated herein requires notice to a governmental agency, such notice will be timely given by the Sellers, and (E)
               whether with or without notice, the lapse of time or both, will not conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any Controlling Shareholder is a party or by which it is bound or create any lien, security interest, charge, encumbrance or restriction on any of the Assets.

          (b) This Agreement has been duly and validly executed and delivered by each Controlling Shareholder and, as of the Closing, each of the Shareholder Ancillary Documents will have been duly and validly executed and delivered by each Controlling Shareholder. This Agreement constitutes, and upon their execution and delivery, each of the Shareholder Ancillary Documents will constitute, the valid, legal and binding obligation of each Controlling Shareholder, enforceable against it in accordance with their terms.

     3.04 Title to Assets. Except for the Intellectual Property and as set forth on Schedule 3.04, the Company has good, valid and marketable title to all of the Assets owned by the Company, free and clear of any liens, pledges, claims, charges, rights of first refusals, security interests, encumbrances or rights of other parties; and the Company has a good and valid leasehold estate in all of the Assets leased by it; and the Company has a good and valid license or right to use all of the Assets otherwise used by the Company in connection with the Business.

     (a) The Assets constitute all of the assets necessary or appropriate for the continued operation of the Business by the Buyer after Closing in the same fashion as the Company is currently operating the Business.

     3.05 Capitalization. As of the date hereof, the Company's authorized capital stock consists of 500,000 shares of common stock, and no par value per share, 123,907 shares of which are issued an outstanding. There are no other classes of securities of the Company outstanding. Each shareholder and their respective state of residency is set forth on Schedule 3.05.

     3.06 Company's Subsidiaries. Except as set forth on Schedule 3.06, the Company does not own, directly or indirectly, beneficially or equitably, any capital stock or other equity, ownership or proprietary interest in any corporation, partnership, limited liability company, association, trust, joint venture or other entity.

     3.07  Financial  Statements.  Attached  hereto  as  Schedule  3.07  are the
following  financial  statements  ---------------------   -------------  of  the
Company (collectively, the "Financial Statements"):

          (a) the Company's unaudited balance sheet dated as of December 31, 2002;

          (b) the Company's unaudited Statement of Income for the twelve (12) months ended December 31, 2002;

          (c) the Company's unaudited balance sheets dated as of May 31, 2003 and June 30, 2003;

          (d) the  Company's  unaudited  Statement of Income for each of the six
     (6) months ended June 30, 2003.

The Financial Statements have been prepared from the books and records of the Company which accurately and fairly reflect in all material respects the transactions with respect to the Business. As qualified by Seller in Schedule 3.07(e), the Financial Statements fairly present the financial condition, the results of operations and changes in cash flow of the Company at the respective dates of and for the periods referred to in the Financial Statements, all in accordance with GAAP, except for the omission of disclosures and the statement of cash flows subject in the case of interim financial statements, to normal year end adjustments, the effect of which will not, individually or in the aggregate, be material. Except as provided in the preceding sentence, the Financial Statements reflect the consistent application of GAAP throughout the periods involved and no financial statements of any other entity are required by GAAP to be included in the financial statements of the Company. The Financial Statements accurately reflect or adequately provide for all claims against, and all debts and liabilities of, the Company, fixed or contingent, existing at the dates thereof. The Company has adequately funded all accrued employee benefit costs and such funding is reflected on the Financial Statements.

     3.08  Undisclosed  Liabilities.  Except as otherwise  set forth on Schedule
3.08 or as reflected in the most recent Financial Statements, the Company does not have any material liabilities or obligations of any nature, whether absolute, accrued, asserted or unasserted, contingent or otherwise or whether due or to become due, and neither the Company nor any Controlling Shareholder knows or has reason to know of any basis for the assertion against the Company of any such liability or obligation of any nature not described in Schedule 3.08 or in the Financial Statements. The company has paid or satisfied all financial liabilities and obligations when due in the ordinary course. For the purposes of materiality in this Section 3.08, materiality shall mean anything totaling $2,000 individually and $15,000 in the aggregate.

     3.09 Post-Balance Sheet Results. Except as set forth on Schedule 3.09, since December 31, 2002, with respect to the Business, there has not been:

          (a) any damage, destruction or loss (whether or not covered by insurance), the occurrence of which could reasonably be expected to have a material adverse effect on the Assets or Business;

          (b) any sale, lease, transfer or disposition by the Company of the Assets except sales, leases, transfers or dispositions of non-material portions of the Assets or use of supplies or inventory with replacements thereof in the ordinary course of the Company's business; or

          (c) any change or the occurrence of any fact or condition which may be reasonably expected to have a material adverse effect (as defined herein) on the Company's operations, prospects, Business, or the value of the Assets other than such changes, facts and conditions, if any, affecting the general economy or the electronic payment industry generally.

For the purposes of Section 3.09, a material adverse effect shall be any change or loss involving an amount in excess of $10,000.

          3.10 Merchant Accounts Settlement Report. The most recent Settlement Report issued by the Sponsor Banks is attached hereto as Schedule 3.10(a). Since the date of the Settlement Report, there has not been any material adverse change in the value and/or the cash flow of the Merchant accounts taken as a whole. To the Knowledge of Sellers, no Merchant that had transactions, in the aggregate, with an annual volume in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) as reflected on the Settlement Report intends to cancel or terminate its Merchant Account or business with the Company, whether as a result of the consummation of the transactions contemplated by this Agreement or otherwise and, to the Knowledge of Sellers, no such Merchant intends to materially change its transaction volume following Closing or will not continue such relationship with Buyer after the Closing. The Settlement Report is representative of a month during which the Business was conducted in the ordinary course. Schedule 3.10(b) sets forth for each Merchant (i) its name and address; (ii) its current year-to-date sales;

and (iii) the discount rate contracted. Schedule 3.10(c) lists, per merchant as of June 30, 2003, the merchant reserve accounts maintained by each of the Merchants pursuant to the applicable Merchant Agreement.

     3.11 Tax Matters.

          (a) Except as noted in Schedule 3.11(a), the Company has filed all Tax Returns required by law to be filed by it and has paid all Taxes, assessments and other governmental charges shown thereon as due and payable, the failure of which to be filed or paid could adversely affect Buyer or Holdings, result in a lien on the Assets, or could impose upon Buyer or Holdings any transferees liability for any Taxes due other than those presently payable without penalty or interest or those being contested in good faith by appropriate procedures and not material in amount. All of such Tax Returns have been prepared and filed in accordance with applicable laws and regulations. Each such Tax Return is true in all material respects, accurate and complete.

          (b) The Company has withheld all required amounts from its employees, agents and contractors and remitted such amounts to the proper governmental authorities; paid all employer contributions and premiums; and filed all federal, state, local and foreign Tax Returns and reports with respect to employee income Tax withholding, and social security and unemployment Taxes and premiums, all in compliance with the withholding provisions of the Code and other applicable laws.

          (c) There are no liens for Taxes on any of the Assets, except for any lien for Taxes not yet due.

          (d) Except as disclosed in Schedule 3.11(a), there is no dispute or claim concerning any Tax liability of the Company either (i) claimed or raised by any authority in writing or (ii) as to which any of the Controlling Shareholders or any of the directors and officers of the Company has Knowledge based upon personal contact with any agent of such authority.

          (e) To the Knowledge of Sellers and except as noted in Schedule 3.11(a), the Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (f) The Company is, and has been at all times during its existence, an "S" corporation within the meaning of Section 1361(a) of the Code. A valid election under Section 1362 of the Code (and a comparable election under state or local law in each jurisdiction where the Company is required to file Tax Returns that provides for such an election) has been in effect with respect to the Company at all times during its existence.

          (g) The Company is not a party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal income Tax purposes.

     3.12 Contracts. Except for the Assumed Contracts or as otherwise set forth on Schedule 3.12(a) hereto, the Company is not a party or subject to any written or express agreement, contract, or obligation, regardless of materiality, nor any material oral or implied agreement, contract or obligation (materiality for purposes of this Section 3.12 is defined as that valued at $30,000 or more), including without limitation:

               (i)  any  Independent  Service  Organization   agreement  or  any
     Independent Training Organization Agreement;

               (ii) any agreements with authorization network vendors;

               (iii) any agreement with a processing bank or other entity that processes credit card or other transactions on behalf of or for the benefit of the Company;

               (iv) any agreement that limits the right of the Company to engage in or to compete with any person in any business;

               (v) for the lease of any tangible or intangible property;

               (vi) not in the ordinary course of business;

               (vii) for the purchase or sale of any equipment, supplies or services with a value in excess of Ten Thousand and No/100 Dollars ($10,000.00);

               (viii) for any power of attorney; and

               (ix) otherwise material to the Assets, Business or operation of the Company.

Except as noted in Schedule 3.12(b), each of the material Assumed Contracts is in full force and effect; each is a legal, valid and binding contract; there has been no threatened cancellation thereof and there are no outstanding disputes thereunder; each is with unrelated third parties and was entered into on an arms-length basis in the ordinary course of business; all will continue to be binding in accordance with their terms after consummation of the transactions contemplated herein including obtaining the consents specified in Article V hereof; there is no material default (or an event which, with the giving of notice or lapse of time or both would be a material default) by the Company; and, to the Knowledge of the Company and the Controlling Shareholders, there is no pending or threatened, bankruptcy, insolvency or similar proceeding with respect to any other party to the Assumed Contracts.

     3.13 Intellectual Property.

     (a) Schedule 1.01(c) sets forth all the patents, trademarks, trade names, service marks, trade secrets, copyrights, service marks and other proprietary intellectual property rights and licenses that are owned or used by the Company or are material to the Business. All Owned Intellectual Property (i) has been duly maintained (including the proper, sufficient and timely submission of all necessary filings and fees), (ii) has not lapsed, expired or been abandoned, and
(iii) to the knowledge of Company and except as noted on Schedule 3.04 is not the subject of any opposition, interference, cancellation or other proceeding before any governmental registration or other authority in any jurisdiction. To the Knowledge of Sellers, and except as provided in Schedule 3.04, no infringement exists by the Company on the intellectual property rights of any other person or entity that results in any way from the operations of the Business. To the Knowledge of Sellers, and except as provided in Schedule 3.04, there is no infringing use of any of the Owned Intellectual Property by any other person or entity.

     (b) Except as set forth in Schedule 3.04 the Company has the right to assign to the Buyer all of the intellectual property used pursuant to the License Agreements.

     (c) Except as set forth on Schedules 3.04 and 1.01(c), the Buyer will own or be able to use the Intellectual Property on the identical terms and conditions as the Company owned or used such items prior to the Closing Date, including without limitation, the Tradename, all computer software used in the Business and all derivative works thereof developed by the Company and its employees.

     3.14 Employees.

          (a) Schedule 3.14(a) contains a list of all of the Company's employees and independent sales representatives, their current salary or wage rates, department and a job title or other summary of the responsibilities of such employees as well as a designation of those employees who are the key employees of the Company. Since December 31, 2002, except in the ordinary course of business consistent with past practice, there has not been any increase in the compensation payable or to become payable by the Company to any of the Company's officers, employees or agents, or any bonus payment or arrangement made to or with any such person, except as described in Schedule 3.14(a).

          (b) The Company has not incurred any liability, or taken or failed to take any action which will result in any liability, in respect of any failure to comply with the Fair Labor Standards Act or any other applicable law relating to minimum wages or maximum hours for employees, equal opportunity, collective bargaining or workers' compensation insurance. To the Knowledge of Sellers and except as set forth on Schedule 3.14(b)(i), the Company has not entered into any written or verbal agreements with the Company's employees. Schedule 3.14(b)(ii) includes a list of all employees of the Company (other than "part-time employees") who have been "terminated" or "laid-off" since December 31, 2002 (as such quoted terms are defined in the Worker Adjustment and Retraining Notification Act).

          (c) Except as noted in Schedule 3.14(c), to the Knowledge of Sellers, no independent sales representative of the Company that received in excess of Five Thousand and No/100 Dollars ($5,000.00) as payment of residuals, commissions, or any other compensation during the calendar year 2002 intends to cancel or terminate its relationship with the Company prior to Closing or will not continue such relationship with Buyer after the Closing, whether as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

          (d) An accurate and complete Form I-9 for each of the Company's employees has been completed, reviewed and maintained by the Company on a current basis. The Company has provided Buyer with a complete copy of each such Form I-9. All of the Company's employees have the necessary and proper legal authorization to be employed by the Company.

     3.15 Labor Matters. The Company has no collective bargaining agreements with any labor union and there are no current negotiations with a labor union. The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. There is no unfair labor practice complaint against the Company pending before the National Labor Relations Board. There is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting the Company. No grievance which might have an adverse effect on the Company or Business or any such arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor exists. The Company has not experienced any employee strike.

     3.16 Employee and Labor Matters; Employee Benefit Plans.

     (a) Schedule 3.16 sets forth a complete and correct list (all of which are collectively referred to as the "Employee Benefit Plans") of all "employee benefit plans," as defined in Section 3(3) of ERISA, all "specified fringe benefit plans" as defined in Section 6039D of the Code, and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan or employment, consulting, change in control, independent contractor, professional services, confidentiality or non-competition agreement or any other similar plan, agreement, policy or understanding (whether oral or written, qualified or non-qualified) and any trust, escrow or other funding arrangement related thereto,
(i) which is currently or has been at any time maintained or contributed to by the Company, or (ii) with respect to which the Company has any liability or obligations to any current or former officer, Employee, or service provider of the Company or any ERISA Affiliate, or the dependents of any thereof, regardless of whether funded, or (iii) which could result in the imposition of liability or any obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not now due or to become due, to the Company or an ERISA Affiliate.

          (b) The Company and its ERISA Affiliates have never maintained or contributed to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

          (c) There have been no prohibited transactions, breaches of fiduciary duty or other breaches or violations of any law applicable to the Employee Benefit Plans and related funding arrangements that could subject the Company to any liability. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has a current favorable determination letter (or, in the case of a standardized form or paired plan, a favorable opinion or notification letter), and no event has occurred which could cause any Employee Benefit Plan to become disqualified for purposes of Section 401(a) of the Code. Each Employee Benefit Plan has been operated in compliance with applicable law, including
Section 401(a) of the Code and ERISA, as applicable, and in accordance with its terms.

          (d) All required reports, tax returns, documents and plan descriptions of the Employee Benefit Plans have been timely filed with the IRS, DOL and PBGC and/or, as appropriate, provided to participants in the Employee Benefit Plans.

          (e) No written or oral representations have been made to any Employee or former Employee of the Company promising or guaranteeing any employer payment or funding, and no Employee Benefit Plans provide, for the continuation of medical, dental, life or disability insurance coverage for any former Employee of the Company for any period of time beyond the end of the current plan year (except to the extent of coverage required under COBRA). The consummation of the transactions contemplated by this Agreement will not accelerate the time of vesting, of payment, or increase the amount, of compensation to any Employee, officer, former Employee or former officer of the Company. No Employee Benefit Plans or other contracts or arrangements provide for payments that would be triggered by the consummation of the transactions contemplated by this Agreement that would subject any person to excise tax under Section 4999 of the Code (i.e., "golden parachute" taxes). All compensation amounts that have been paid or are payable are or will become deductible by the Company pursuant to Section 162 of the Code.

          (f) The Company and its ERISA Affiliates have complied with the continuation coverage provisions of COBRA with respect to all current Employees and former Employees.

          (g) Neither the Company, any ERISA Affiliate nor any other employer who has participated or is participating in any employer plan (a "Sponsor") has incurred any liability to the DOL, the PBGC or the IRS in connection with any of the Employee Benefit Plans, and no condition exists that presents a risk to the Company or any Sponsor of incurring any liability to the DOL, the PBGC or the IRS. There are no pending, or to the Knowledge of the Company, threatened or anticipated claims, lawsuits or actions relating to, by, on behalf of or against any Employee Benefit Plan (other than routine claims for benefits).

          (h) The Company has paid in full all amounts which are required under the terms of each Employee Benefit Plan to have been paid as of the date of this Agreement. As of the Closing Date, the Company shall have paid in full all liabilities accrued with respect to each Employee or former Employee in each Employee Benefit Plan.

          (i)  All  amounts   required  under  any  Employee   Benefit  Plan  or
arrangement that provides for severance payments to Employees will be paid on or prior to the completion of the transactions contemplated herein.

          (j) For purposes of this Section 3.16, the term "ERISA Affiliate" shall mean (i) any related company or trade or business that is required to be aggregated with the Company under Code Sections 414(b), (c), (m) or (o); (ii) any other company, entity or trade or business that has adopted or has ever participated in any Employee Benefit Plan; and (iii) any predecessor or successor company or trade or business of the Company or any entity described in
Section 3.16 (j)(i) and 3.16 (j)(ii).

          (k) For purposes of this Section 3.16, the term "Employee" shall be considered to include individuals rendering personal services to the Company as independent contractors and leased employees as defined in Code Section 414(n) and the regulations promulgated pursuant thereto.

          (l) Schedule 3.16(l) hereto sets forth the Company's obligation to its employees with respect to all compensation, vacation, paid time off, sick leave and holiday benefits.

          (m) Schedule 3.16 (m) hereto sets forth the Company's obligations, on an individual basis, to former employees who have elected COBRA coverage.

     3.17 Litigation. Except as otherwise set forth on Schedule 3.17, there is no litigation, arbitration, governmental claim, investigation or proceeding, whether related to a Credit Card Company or otherwise, proceeding pending or, to the Knowledge of Sellers, threatened against the Company at law or in equity before any court or other governmental agency or before any applicable agent of a Credit Card Company. Except as otherwise set forth on Schedule 3.17, there are no pending, or to the Knowledge of Sellers, threatened claims, litigation or other action relating to any Employee Benefit Plan (other than ordinary course claims for benefits). No such proceeding set forth on Schedule 3.17 prohibits or adversely affects the transactions contemplated hereby or the ownership or other rights with respect to the Assets.

     3.18 Compliance. Except as noted in Schedule 3.18, the Company is in compliance in all material respects with all applicable local, state and federal laws, ordinances, regulations, court or administrative orders or decrees. The Company is in full compliance with all of the rules and regulations of applicable Credit Card Companies. Except as noted in Schedule 3.18, the Company has obtained, and kept in current, all required licenses and consents to engage in the Business. To the Knowledge of the Company, and except as noted in
Schedule 3.18, there have been no past and there are no current material investigations, proceedings, claims, actions, suits, demands or notices with respect to past or current business conduct or practices of the Company.

     3.19 Environmental Matters. To the Knowledge of the Company and except as otherwise set forth on Schedule 3.19, during the term of Company's occupancy of the offices leased by the Company, the Company has complied in all material respects with all applicable federal, state, local, and foreign environmental laws relating to pollution or the protection of human health and the environment and the requirements of any permits, licenses, or authorizations issued under such environmental laws with respect to any Real Property.

     3.20 Certain Payments. To the Knowledge of the Company, and except as set forth on Schedule 3.20, neither the Company, any Controlling Shareholder nor any equity owner, director, officer, agent, or employee of the Company, or any other person associated with or acting for or on behalf of the Company, has directly or indirectly (i) made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any person, private or public, regardless of form, whether in money, property, or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained, for or in respect of the Business or any affiliate of the Company, or (D) in violation of any law, or (ii) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

     3.21 No Conflict of Interest. Neither of the shareholders nor any of their affiliates owns, directly or indirectly (except in the capacity as a shareholder), in whole or in part, any real or personal property, tangible or intangible, which the Company is now using or the use of which is necessary for the Business. Except as set forth in Schedule 3.21, no officer, director or shareholder of the Company, or any person in the family of or who is a partner of any officer, director or shareholder of the Company, (i) is indebted to the Company, or (ii) has any direct or indirect ownership interest in (A) any entity that sells goods or services to the Company, (B) any other entity with which the Company has a business relationship or (C) in any entity that competes with the Company.

     3.22 Investment.

     (a) The Company and, indirectly, each of the shareholders of the Company (the "CPS Shareholders"), are acquiring the Stock for their own account and not with a view to the distribution thereof within the meaning of the 1933 Act.

     (b) The Company and the CPS Shareholders, are not relying upon any representation or warranty of Buyer, Holdings, any of their respective officers, directors, employees, agents, representatives or affiliates, except for those representations and warranties set forth in this Agreement, any other agreements contemplated hereby, the Schedules hereto and such certificates and other instruments required to be delivered pursuant to the terms hereof.

     (c) The  Company  and the CPS  Shareholders,  except  for  those  listed on
Schedule 3.22(c), are "accredited investors" under Regulation D ("Regulation D") promulgated under the Securities Act and each meets at least one of the following qualifications: (i) any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of the purchase exceeds $1,000,000; (ii) any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year; or, in the case of the Company and the CPS Shareholders, (iii) one of the other definitions of "accredited investors" described in paragraphs (1), (2), (3), (4), (7) or (8) of Rule 501(a) of Regulation D.

     (d) Those listed on Schedule 3.22(c), either individually, or with his/her purchaser representative(s), as defined in Rule 501(h) of Regulation D, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; provided however, that in no event shall the number of shareholders that fall under this subsection (d) exceed 35.

     (e) Additionally, the Company and the CPS Shareholders represent that (i) each can bear the economic risk of losing their entire investment; (ii) their overall commitment to investments that are not readily marketable is not disproportionate to their net worth, and their investment in the Stock will not cause such overall commitment to become excessive; (iii) each has substantial experience in making investment decisions of this type or are relying on their own tax advisor and a purchaser representative in making this investment decision; and (iv) the objectives of Holdings are compatible with their investment goals.

     (f) The Company and the CPS Shareholders are aware that as of the Closing Date, the Stock will not have been registered under the 1933 Act or any state's securities laws. Each Seller further understands that the certificates representing the Stock will include an appropriate legend to the effect that such securities have not been registered under the 1933 Act or any state's securities laws and that such securities may not be sold or transferred except in compliance with the 1933 Act and applicable state securities laws.

     (g) The Company and the Shareholders know and understand that the Stock has not been registered under the 1933 Act by reason of specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of each Seller's investment intent as expressed herein.

     (h) The Company and the CPS Shareholders know and understand that the Stock must be held indefinitely unless subsequently registered under the 1933 Act or an exemption from such registration is available. The Company and the CPS Shareholders have been advised or are aware of the provisions of Rule 144 promulgated under the 1933 Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions and that such rule may not become available for resale of the Stock.

     (i) The Company and the CPS Shareholders know and understand that they have been given access to full and complete information regarding Buyer and Holdings, have had the opportunity to meet with officers of Buyer and Holdings, have had the opportunity to review all documents requested by such Seller in writing and have utilized such access and opportunity to its own satisfaction for the purpose of obtaining such information. The Company and the CPS Shareholders have been given the opportunity to attend a meeting with officers of Buyer and Holdings for the purpose of asking questions of, and receiving answers from, such representatives concerning the business of Buyer and Holdings, the capital structure of Holdings and such other additional information as each deems necessary to make an informed investment decision relating to the Stock and to verify the accuracy of such information.

     3.23 Disclosure. No representation or warranty made herein by the Company or any Controlling Shareholder, nor in any statement, certificate or instrument to be furnished to the Buyer or Holdings by the Company or any Controlling Shareholder pursuant to any Company Ancillary Document or Shareholder Ancillary Document contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements and information contained herein or therein not misleading.

     3.24 Myisocenter.com, LLC. Set forth on Schedule 3.24 are all the members and employees of Myisocenter.com, L.L.C.

     3.25 Attrition Rate.

     (a) The monthly attrition rate of the Company's Merchants between December 31, 2002 and the date of this agreement has not exceeded 3%.

     (b) The Sellers have no reason to expect, nor are they aware of any facts or circumstances existing or reasonably anticipated to occur in the future that would cause the Attrition Rate to, as a percentage of gross revenue, exceed the historical levels described in Section 3.25(a).

     (c) except as noted in Schedule 3.25(c), to the Knowledge of Sellers, no employees of the Company nor any of the active Merchants have in the past or are presently engaging in fraud in relation to the Business.

     3.26 Real Property. At no time has the Company had any ownership interest, directly or indirectly, in any real property

     3.27 Chargebacks.

     (a) Schedule 3.27(a) hereto sets forth the Chargeback experience related to the Business of the Sellers for the past six months;

     (b) The Sellers do not know of any facts or circumstances that would indicate that the Chargebacks will exceed the historical levels described in
Schedule 3.27(a); and

     (d) The Company has handled and processed all Chargebacks in the ordinary course consistent with the rules of the Card Associations.

     3.28 Leasing Losses.

     (a) The Losses of the Company arising or related to its leasing of equipment during the period from December 31, 2002 and the Effective Time, have not exceeded $10,000 in the aggregate.

     (b) The Sellers have no reason to expect, nor are they aware of facts or circumstances existing or reasonably anticipated to occur in the future, that Losses relating to or arising out of the Company's leasing activities would exceed historical levels.

     3.29 Franchise Issues. To the Sellers' Knowledge, the Company and its Subsidiaries are in material compliance with all federal and state statutes, rules, regulations and guidelines, if applicable, regarding the offer of franchises or business opportunities.

     3.30  Ownership and  Portability of Merchant  Accounts.  Except as noted in
Schedule 3.30, the Company owns all Merchant Accounts free and clear of all encumbrances, other than liens provided for in the Sponsorship Agreement. To the Company's knowledge all such Merchant Accounts are processed under unique BINS and ICAs. Except as noted in Schedule 3.30 and subject to the terms of the Processing Agreement and Sponsorship Agreement, the Company has the ability to assign the Merchant Contracts relating to the Merchants so identified, including all Merchant files and records (paper and fiche), related merchant reserve and hold accounts.

     3.31 Employees and Independent Contractors.

     (a) Set forth on Schedule 3.14 is a true, complete and correct list setting forth as of the date hereof (a) the names, location of services and current compensation of all individuals currently employed directly or indirectly by the Company on a salaried or hourly basis, and (b) the names and total annual compensation for all independent contractors (other than vendors and similar professionals) who render services on a regular basis to the Company for whom the Company prepared an IRS Form 1099 for fiscal year 2002 and whose total annual compensation is in excess of $10,000.

     (b) To the Company's Knowledge, all non-employee/independent persons that solicit Merchants for or on behalf of the Company have, at all times during their relationship with the Company, been properly classified as independent contractors and not employees of the Company for purposes of federal, state and local employment tax purposes.

     (c) Set forth in Schedule 3.31 is a true, complete and correct list setting forth as of the date hereof the names of all employees, agents and independent contractors of the Company and its

Subsidiaries and the amount of all retention payments, severance payments, change in control payments or other similar compensation or benefits which are or may become payable in connection with the consummation of the transactions contemplated by this Agreement. The Company and its Subsidiaries have taken no actions prior to the Closing related to the foregoing that will subject it, Holdings or any of its Subsidiaries to liability after the Closing other than payment of the foregoing by the Company and its Subsidiaries.

     3.32 Dissenters' Rights. The Company has received no notice from a stockholder that such stockholder will seek to exercise his or her statutory appraisal rights under the laws of California. No shareholder of the Company has a legal right to exercise his or her appraisal rights after the Closing Date.

     3.33 Independent Agent Contracts. Each of the Company's sales agents are a party to written agreements which do not differ materially from the form attached hereto as Exhibit 1.01(t), except as noted on Schedule 3.33.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF BUYER AND HOLDINGS

     Each of Buyer and Holdings hereby, jointly and severally, represents and warrants to the Company and each Controlling Shareholder as follows as of the date of this Agreement and as of the Closing Date:

     4.01 Corporate Organization; Etc. Buyer is a limited liability company and Holdings is a corporation, both duly organized, validly existing and in good standing under the laws of the States of Delaware. Each of the Buyer and Holdings has full power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. Each of the Buyer and Holdings is duly qualified to do business and is in good standing in the jurisdictions set forth in Schedule 4.01, except where the failure to be so qualified or in good standing would have a material adverse effect on the Buyer's or Holdings' business, as applicable or the results of operations of the Buyer or Holdings, as applicable.

     4.02 Buyer's Corporate Powers; Absence of Conflicts With Other Agreements, etc.

          (a) The execution, delivery and performance by the Buyer of this Agreement and the other agreements and transactions contemplated hereby:

               (i) are within the Buyer's powers, are not in contravention of the terms of the Buyer's Certificate of Formation, Limited Liability Company Agreement, or resolutions of the Board of Representatives or interestholders of Buyer, and have been duly authorized by the Board of Representatives of the Buyer, as and to the extent required by the Buyer's Limited Liability Company Agreement and applicable law; and

               (ii) except as set forth on Schedule 4.02, (A) will not constitute a violation of any judgment, decree, or order of any court of competent jurisdiction applicable to the Buyer, (B) will not violate any law, rule or regulation of any governmental authority applicable to the Buyer, (C) will not require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority, and (D) whether with or without notice, the lapse of time or both, will not conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound.

          (b) This Agreement has been duly and validly executed and delivered by the Buyer and, as of the Closing, each of the Buyer Ancillary Documents will have been duly and validly executed and delivered by the Buyer. This Agreement constitutes, and upon their execution and delivery, each of the Buyer Ancillary Documents will constitute, the valid, legal and binding obligation of the Buyer, enforceable against it in accordance with their terms.

     4.03  Holdings'   Corporate   Powers;   Absence  of  Conflicts  With  Other
Agreements, etc.

          (a) The execution, delivery and performance by Holdings of this Agreement and the other agreements and transactions contemplated hereby:

               (i) are within Holdings' corporate powers, are not in contravention of the terms of Holdings' Certificate of Incorporation, Bylaws, or resolutions of the Board of Directors or shareholders of Holdings, and have been duly authorized by the Board of Directors of Holdings, as and to the extent required by the Holdings' Certificate of Incorporation and applicable law; and

               (ii) except as set forth on Schedule 4.03, (A) will not constitute a violation of any judgment, decree, or order of any court of competent jurisdiction applicable to Holdings, (B) will not violate any law, rule or regulation of any governmental authority applicable to Holdings, (C) will not require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority, and (D) whether with or without notice, the lapse of time or both, will not conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Holdings is a party or by which it is bound.

          (b) This Agreement has been duly and validly executed and delivered by Holdings and, as of the Closing, each of the Holdings Ancillary Documents will have been duly and validly executed and delivered by Holdings. This Agreement constitutes, and upon their execution and delivery, each of the Holdings Ancillary Documents will constitute, the valid, legal and binding obligation of the Holdings, enforceable against it in accordance with their terms.

     4.04 Capitalization. As of July 29, 2003, the authorized capital stock of Holdings consists of 180,000,000 shares of common stock, par value $0.01 per share, of which 16,244,509 shares are issued and outstanding (without giving effect to the provisions of this Agreement) and 20,000,000 shares of Class A preferred stock, par value $0.01 per share, of which 0 shares are issued and outstanding. There are no other classes of securities of Holdings outstanding. The authorized interest units of the Buyer consists of 10,000 units, of which 1 unit is issued and outstanding to Holdings. Except as otherwise disclosed on
Schedule 4.04, (i) no subscription, warrant, option, convertible security or other right to purchase or acquire any shares of the capital stock of Holdings from Holdings is outstanding (excluding the rights of Sellers); (ii) Holdings has no obligation to issue any warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of the capital stock of Holdings any evidence of indebtedness or assets of Holdings; and (iii) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Holdings. All of the issued and outstanding shares of capital stock of the Buyer are owned by Holdings. The Stock, when issued and delivered in accordance with the terms of and for the consideration expressed in this Agreement, will be duly and validly issued, fully paid and nonassessable.

     4.05 Compliance. Except where the failure to be in compliance would not have a material effect on Buyer: (i) the Buyer is in compliance in all material respects with all applicable local, state and federal laws, ordinances, regulations, court or administrative orders or decrees; and (ii) the Buyer is in full compliance with all of the applicable rules and regulations of applicable Credit Card Companies.

     4.06 Litigation. Except as set forth on Schedule 4.06, there is no litigation, arbitration, governmental claim, investigation or proceeding, whether relating to a Credit Card Company or otherwise, pending or, to the Knowledge of Holdings, threatened against the Buyer or Holdings at law or in equity before any court or other governmental agency or before any applicable agent of a Credit Card Company that are reasonably likely to have a material adverse effect on the business of buyer or Holdings. No such proceeding concerns the transactions contemplated hereby.

     4.07 Disclosure. No representation or warranty made herein by the Buyer or Holdings, nor in any statement, certificate or instrument to be furnished to the Sellers by the Buyer or Holdings pursuant to any Buyer Ancillary Document or Holdings Ancillary Document contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements and information contained herein or therein not misleading.

     4.08 Disclosure to the SEC. No statement, report, filing, disclosure, document or any other information transmitted to the SEC by Holdings, including those attached as exhibits to the Confidential Disclosure Memorandum, contained, at the time of filing, any untrue statement of a material fact, or omitted to state any material fact necessary in order to make the statements and information contained therein not misleading in any material respect.

                                    ARTICLE V
                           COVENANTS PRIOR TO CLOSING

     5.01 Commercially Reasonable Efforts. Each of the parties hereto will use commercially reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement. Each of the parties hereto will use commercially reasonable efforts to secure all consents and approvals required to carry out the transactions contemplated by this Agreement and to satisfy all other conditions to the obligations of the parties hereunder. Notwithstanding the foregoing,

          (a) the Company will give any notices of assignment to third parties required to be provided pursuant to any of the Assumed Contracts; and

          (b) each of the Sellers will use its best efforts to obtain any third party consents required in order to assign the Assumed Contracts to Buyer, including without limitation the consents listed in Schedule 5.05 attached hereto.

     5.02 Termination or Merger of Employee Benefit Plans. If requested by Buyer, prior to the Closing, the Company hereby covenants and agrees to freeze, terminate, amend, merge, or take other action with respect to any Employee Benefit Plan that Buyer, in its sole discretion, deems advisable and not inconsistent with this Agreement; to take all steps necessary to accomplish such requests, including terminating any Employee Benefit Plan; to provide all the required notices to participants and appropriate governmental agencies; to adopt all necessary resolutions and Employee Benefit Plan amendments in order to accomplish such requests; and to provide to Buyer satisfactory evidence of the executed documents described in this Section 5.06.

     5.03 No Solicitation of Other Offers. Neither the Company nor any Controlling Shareholder, acting through any director, officer or other agent (including any investment banker, attorney, accountant or other representative retained by it), shall solicit or encourage, including by way of furnishing information, any inquiries or the making of any proposal which may reasonably be expected to lead to the acquisition of any of the capital stock of the Company or a substantial portion of the Assets. Neither the Company nor any Controlling Shareholder will, prior to the Closing, enter into or conduct any discussions with any other prospective purchaser of any or all of the capital stock of the Company or the Assets regarding such a purchase or enter into any agreement or negotiations with respect to the disposition of any or all of the capital stock of the Company or the Assets, regardless of the form of the transaction, without the written consent of Buyer. The Company and each Controlling Shareholder shall promptly advise Buyer in writing of any such inquiries, proposals or discussions received by the Company or a Controlling Shareholder after the date hereof.

     5.04 Confidentiality and Public Announcements. Except as and to the extent required by law, Holdings, Buyer, and Sellers hereby agree not to disclose or use, and each shall cause its representatives not to disclose or use, any confidential information with respect to the other party hereto furnished, or to be furnished, by such other party or their representatives in connection herewith at any time or in any manner other than in connection with its evaluation of the transactions contemplated herein, including without limitation the terms and conditions of this Agreement. In the event of termination pursuant to Article X, the parties shall return all documents and other materials previously delivered concerning the transactions contemplated hereby to the party that provided such information. Neither Holdings nor the Sellers nor any of their representatives shall make any public announcement with respect to this Agreement without the prior written consent of the other parties to this Agreement, except that Holdings shall not be required to obtain consent to make any disclosure required by law.

     5.05 Tax Disclosure. Notwithstanding anything herein to the contrary, the parties hereto (and their employees, representatives and other agents) may consult any tax advisor regarding the tax treatment and tax structure of the transactions contemplated by this Agreement and may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the parties relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

                                   ARTICLE VI
                        CONDITIONS TO CLOSING BY SELLERS

     The obligations of the Company and each Controlling Shareholder to close the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions. Upon Closing, each of the Sellers shall be deemed to have waived any unsatisfied conditions; provided, however, the waiver of any such conditions shall not be deemed to waive or impair any rights Sellers may have with respect to the representations and warranties made by Buyer.

     6.01 Compliance. The representations and warranties of Buyer and Holdings made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Each of Buyer and Holdings shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by it by the time of the Closing.

     6.02 Action; Proceeding. No action, proceeding, investigation or administrative hearing before a court or any other governmental agency or body shall have been instituted or threatened against the Company or any Controlling Shareholder which seeks injunctive relief in anticipation of the sale of the Assets and may reasonably be expected to prohibit the consummation of the transactions contemplated hereby or seeks damages in a material amount by reason of the consummation of such transactions.

     6.03 Delivery of Certain Documents. At the Closing, the Buyer shall have delivered to the Company all of the documents, agreements and instruments contemplated by Section 2.03.

     6.04 Employment Agreements. By the Closing, Holdings and/or Buyer shall enter into employment agreements with Matthew B. Hyman and Zachary A. Hymen, individually, substantially in the form attached hereto as Exhibits 2.02(i) and 2.02(ii).

     6.05 Non-Compete Agreements. By the Closing, all the members and employees of Myisocenter.com, set forth in Schedule 3.24, shall execute a Non-Compete Agreement substantially in the form attached hereto as Exhibit 2.02(h).

                                   ARTICLE VII
                   CONDITIONS TO CLOSING BY BUYER AND HOLDINGS

     The obligations of Buyer and Holdings to close the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions. Upon Closing, each of Buyer and Holdings shall be deemed to have waived any unsatisfied conditions; provided, however, the waiver of any such conditions shall not be deemed to waive or impair any rights Buyer or Holdings may have with respect to the representations and warranties made by the Sellers.

     7.01 Compliance. The representations and warranties of the Sellers made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Sellers shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by it by the time of the Closing.

     7.02 Action; Proceeding. No action, proceeding, investigation or administrative hearing before a court or any other governmental agency or body shall have been instituted or threatened against the Buyer or Holdings which seeks injunctive relief in anticipation of the sale of the Assets and may reasonably be expected to prohibit the consummation of the transactions contemplated hereby or seeks damages in a material amount by reason of the consummation of such transactions.

     7.03 Delivery of Certain Documents. At the Closing, the Company shall have delivered to Buyer and Holdings all documents, agreements and instruments contemplated by Section 2.02.

     7.04 Pension Plan Liability. The Buyer shall be satisfied that it will incur no liability with respect to any Employee Benefit Plan or other pension or post-retirement benefits provided by the Company.

     7.05 License..The Buyer shall have received a License Agreement in substantially the form attached as Exhibit 2.02(f), executed by all the members of Myisocenter.com, L.L.C.

     7.06 UCC Lien Search. The Buyer shall have received a satisfactory UCC lien search on the Company from the office of the Secretary of State of the Company's state of incorporation and each state listed in Schedule 3.01, and from the appropriate office in each county in which the Company has business operations. Such lien searches will be conducted by an entity or individual acceptable to the Buyer at the Buyer's sole expense. The Buyer shall have received satisfactory evidence of the release or termination of any such lien requested by Buyer. Buyer shall assume responsibility for obtaining the UCC lien search.

     7.07 Intentionally Omitted.

     7.08 Intentionally Omitted.

     7.09 Name Change. The Company shall have filed articles of amendment to its Articles of Incorporation with the Secretary of State of California changing the name of the Company to CSI Holdings, Inc. The effective date of such amendment shall be no later than thirty (30) days following the Closing Date.

     7.10 No Adverse Change. There shall not have been any change between the date of the latest Financial Statements and the Closing Date which has had or will have a material adverse effect on the business, operations, financial condition, Assets or prospects of the Company, and a certificate shall have been delivered to Buyer to such effect signed by the each Controlling Shareholder and such officers of the Company as Buyer may request.

                                  ARTICLE VIII
                             POST CLOSING COVENANTS

     8.01 Offerees.

          (a) Provided that Company shall have delivered Schedule 3.14(a) to Buyer not less than ten (10) days prior to Closing, Buyer shall offer at-will employment to all employees listed on Schedule 3.14(a) who are employed by Company at Closing, except as otherwise set forth on Schedule 8.01 hereto and as otherwise provided hereinbelow (the employees who receive such employment offers from Buyer are collectively referred to herein as the "Offerees"). Such offers shall be for positions and at compensation comparable, excluding employee benefits, to that enjoyed by such Offerees immediately prior to Closing. Notwithstanding the foregoing, Buyer does not commit to and does not guarantee the continued employment of any such individuals for any definite period following Closing and Buyer hereby acknowledges that either it or any Offeree may terminate the employment relationship for any or no reason at any time after Closing. Nothing herein shall be deemed to affect or limit in any way normal management prerogatives of Buyer with respect to employees or to create or grant to any such employee or Offeree third-party beneficiary rights or claims or causes of action of any kind or nature.

          (b) With respect to (i) any employee of Company to whom Buyer does not offer employment, (ii) any Offeree who does not accept Buyer's offer of employment or (iii) any Offeree who may accept such offer, but fails to perform any services for Buyer (collectively, the "Non-Offerees"),

Sellers shall retain the obligation for providing COBRA notices and continuation coverage under Section 4980B of the Code and Section 601 of ERISA and shall offer COBRA continuation coverage under its group health, dental or other medical plans to such Non-Offerees for as long as such Non-Offerees are entitled to COBRA continuation coverage under the law. Further, Sellers agree to indemnify and hold Buyer and its group health plan harmless in the event Buyer or Holdings or its group health plan shall be liable for any COBRA continuation coverage, or any claim or liability with respect thereto, for any of the Non-Offerees.

     8.02 Further Assurances. From time to time, as and when reasonably requested by another party hereto, a party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further acts or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

     Without limiting the generality of the foregoing, Sellers shall execute and deliver to Buyer such documents and instruments as are reasonably necessary to transfer the URL's and domain names that comprise a portion of the Owned Intellectual Property, including without limitation the URLs and domain names set forth on Schedule 1.01(c).

     8.03 Merchant Reserves. After the Closing, neither the Company nor any Controlling Shareholder shall draw or make any claim against, or agree to release, any Merchant Reserve Account or any security deposit held by Processor on behalf of any Merchant, except for any losses incurred by the Company to Processor relating to transactions by the Merchants prior to the Closing that are otherwise not recovered by or reimbursed to the Company.

     8.04 Trailing Activities. Until the date that is nine (9) months after the Closing, the Sellers will assist the Buyer in resolving any trailing activity related to the Merchant Accounts, including without limitation Chargebacks (as defined in the applicable rules and regulations of Visa and/or MasterCard) and representments.

     8.05 Name Change. The Sellers acknowledge and agree that, except as provided in Schedule 3.04, the Buyer will acquire as part of the Assets the exclusive right to use the name "CardPayment Solutions, Inc.", and any variation thereof and the goodwill associated therewith and that neither the Company nor any Controlling Shareholder will use the name "CardPayment Solutions, Inc." or any derivative thereof subsequent to the Closing, except the Company may use the name "CardPayment Solutions, Inc." for a period of thirty (30) days from the Closing Date. The Company further covenants and agrees that, within ten (10) days of the Closing Date, the Company will file an amendment to its Articles of Incorporation changing its name to CSI Holdings, Inc. and that such amendment shall have an effective date that is not more than thirty (30) days following the Closing Date.

     8.06 Existence. The Controlling Shareholders hereby covenant and agree that the Company shall not be dissolved without the consent of Holdings during the eighteen (18) month period immediately following Closing.

     8.07 Myisocenter.com, L.L.C. The members of Myisocenter.com, L.L.C. shall cause the dissolution of Myisocenter.com, L.L.C. within 30 days of the Closing Date.

                                   ARTICLE IX
                                 INDEMNIFICATION

     9.01  Indemnification  of Buyer and Holdings.  Subject to the terms of this
Article IX, the Company and each Controlling Shareholder (collectively, the "Seller Indemnifying Parties"), jointly and severally, agree to defend, indemnify and hold harmless Buyer, Holdings, each officer, director, employee or agent thereof, their respective controlling persons, and their respective estates, successors, and assigns (collectively, the "Seller Indemnified Parties" and each an "Indemnified Party"), from and against any and all Losses reasonably incurred by such Indemnified Party as a result of:

          (a) the untruth, inaccuracy or breach of any representation or warranty made by the Company and/or by a Controlling Shareholder pursuant to
Article III of this Agreement, any Company Ancillary Document or any Shareholder Ancillary Document;

          (b) the nonfulfillment or breach of any covenant, agreement or obligation of the Company and/or by the Controlling Shareholders contained in this Agreement, any Company Ancillary Document, CPS Shareholder Ancillary Document or Controlling Shareholder Ancillary Document;

          (c) any claim or demand by any person asserting any interest in the Assets or seeking dissenters' or appraisal rights or any other claim in respect to the transactions contemplated by this Agreement;

          (d) any liability or claim arising out of the operation of the Business prior to the Closing which is imposed upon Buyer or Holdings, except the Assumed Chargeback Liabilities;

          (e) any liability or claim arising out of the operation of the Business prior to the Closing which is imposed upon Buyer or Holdings, except for the Assumed Chargeback Liabilities and others to the extent such liability or claim has been expressly assumed by Buyer pursuant to the Assignment and Assumption Agreement;

          (f) any liability or claim arising out of an investigation, holdback or other action taken with respect to a merchant which is initiated by the Company prior to Closing;

          (g) any liability arising from a violation of any federal, state or local law before the Closing Date, including without limitation, any violation of ERISA, HIPAA, COBRA;

          (h) any liability arising from the Company's improper classification of any individual as an independent contractor, non-employee or employee prior to the Closing, including without limitation liability relating to Employee Benefit Plan coverage, Taxes and workers compensation; and

          (i) any liability arising from the operation, establishment or termination of any employee benefit plan, ERISA or COBRA.

     9.02 Indemnification of the Company and the Shareholders. Subject to the terms of this Article IX, Buyer and Holdings, jointly and severally, shall indemnify and hold harmless each Controlling Shareholder, the Company, each officer, director, employee or agent thereof, their respective controlling persons, and their respective estates, successors, and assigns (collectively, the "Buyer Indemnified Parties" and each an "Indemnified Party"), from and against any and all Losses reasonably incurred by such Indemnified Party as a result of:

          (a) the untruth, inaccuracy or breach of any representation or warranty made by the Buyer or Holdings in this Agreement, any Buyer Ancillary Document or in any Holdings Ancillary Document;

          (b) the nonfulfillment or breach of any covenant, agreement or obligation of Buyer or Holdings contained in this Agreement, any Buyer Ancillary Document or in any Holdings Ancillary Document; and

          (c) any liability imposed upon the Company or any of its officers, directors, employees or shareholders, to the extent that such liability has been expressly assumed by Buyer pursuant to this Agreement or the Assignment and Assumption Agreement.

     9.03 Procedure for Indemnification - Non Third Party Claims. Whenever any claim shall arise for indemnification hereunder not involving a Proceeding (as hereinafter defined), the Indemnified Party shall notify the indemnifying party promptly after such Indemnified Party has actual Knowledge of the facts constituting the basis for such claim. The notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom.

     9.04 Procedure for Indemnification - Third Party Claims.

          (a) Promptly after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim is to be made against an indemnifying party pursuant to this Article IX, give notice to the indemnifying party of the commencement of the Proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to the Indemnified Party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

          (b) If any Proceeding referred to in Section 9.04(a) is brought against an Indemnified Party and such Indemnified Party gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless the indemnifying party is also a party to such Proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate), to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Party and, after notice from the indemnifying party to the Indemnified Party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under this Section 9.04 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, incurred by the Indemnified Party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a proceeding, (y) it will be conclusively established for purposes of this Agreement that the claims made in the Proceeding are within the scope of and subject to indemnification in accordance with this Article IX and (z) no compromise or settlement of such claims may be effected by the indemnifying party without the Indemnified Party's consent unless (I) there is no finding or admission of any violation of legal requirements or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Party; and (II) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (III) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the Indemnified Party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Party.

          (c) Notwithstanding the foregoing, if an Indemnified
Party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle. If the indemnifying party does not assume the defense of any claim or litigation, any Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the Indemnified Party may deem appropriate. The indemnifying party will promptly reimburse the Indemnified Party in accordance with the provisions hereof.

     9.05 Survival Claims Period. No claim for indemnification may be asserted hereunder unless the Indemnified Party gives the indemnifying party notice of such claim before the end of the applicable Survival Period; provided that where notice of such claim has been timely given, such claim shall survive the expiration of the Survival Period.

     9.06 Amount Precedent to Any Indemnification Claim.

          (a) The Buyer Indemnified Parties shall not be entitled to receive payment of any claim for indemnification with respect to any matter arising under Section 9.02 unless:

               (i) the amount of the claim arising out of such matter is in excess of Minimum Claim in any one instance; and

               (ii) the aggregate amount of all claims being made by such Buyer Indemnified Parties (together with all such claims previously made by such parties) exceeds the Basket, in which event the indemnification shall be all indemnifiable Losses beginning with the first dollar.

               (iii) Notwithstanding the foregoing, any claims made with respect to the payment of the Purchase Price shall not be subject to the thresholds established by this Section 9.06.

          (b) The Seller Indemnified Parties shall not be entitled to receive payment for any claim for indemnification with respect to any matter arising under Section 9.01 unless:

               (i) the amount of the claim arising out of such matter is in excess of the Minimum Claim in any one instance; and

               (ii) the aggregate amount of all claims being made by such Seller Indemnified Parties (together with all such claims previously made by such parties) exceeds the Basket, in which event the indemnification shall be all indemnifiable Losses beginning with the first dollar.

               (iii) Notwithstanding the foregoing, any claims having their bases in the following shall not be subject to the thresholds established by this Section: (i) breach of the representations and warranties contained in Sections 3.02(a)(ii), 3.03(a)(ii), 3.04 (but only with respect to title), 3.11, 3.16, 3.19 and 3.22, (ii) claims under Section 9.01(c), 9.01(d), 9.01(e), 9.01(f) , 9.01(g) and 9.01(h)
          or (iii) fraud or intentional misrepresentation.

     (c) In determining whether a Seller Indemnified Party is entitled to recover for any Losses under Section 9.01(a), any materiality qualification contained in any representation or warranty of the Company and/or Controlling Shareholders shall not be taken into account in determining the magnitude of the Losses occasioned by any breach thereof for purposes of determining what amounts are applied to the Basket.

     9.07 Cap on Indemnification Liability. The maximum indemnification liability of any party hereto shall not exceed the Cap, provided however that any claims for indemnification having their bases in the following shall not be subject to the thresholds established by this Section 9.07: (i) breach of the representations and warranties contained in Sections 3.02(a)(ii), 3.03(a)(ii),
3.04 (but only with respect to title), 3.11, 3.16, 3.19 and 3.22, (ii) claims under Section 9.01(c), 9.01(d) and 9.01(e) or (iii) fraud or intentional misrepresentation.

     9.08 Payment. All indemnification hereunder shall be effected by payment of cash or delivery of a certified or official bank check in the amount of the indemnification liability or by set-off against any amounts otherwise owed by the Buyer to Company, or by the Company or a Controlling Shareholder to the Buyer, as the case may be.

                                    ARTICLE X
                                   TERMINATION

     10.01 Termination of Agreement. Except as otherwise set forth in Section 10.02, this Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date as follows:

          (a) By mutual written consent of the Buyer and the Company;

          (b) By Buyer, if there has been a material violation or breach by Sellers of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing;

          (c) By the Company if there has been a material violation or breach by Buyer or Holdings of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing;

          (d) By either the Company or Buyer if the Closing has not occurred on or before August 15, 2003.

     10.02 Effect of Termination. Notwithstanding any provision of this Agreement to the contrary, neither the Company nor Buyer may terminate this Agreement if the event that gives rise to such termination right results in whole or in part from the willful failure of such party to perform or observe any of the covenants or agreements set forth herein to be performed or observed by such party or if such party is, at such time, in material breach of this Agreement. The right of termination under Section 10.01 may be exercised by Buyer or the Company, as the case may be, only by giving written notice, signed on behalf of such party by its duly authorized officer, to the other parties hereto. Except for the obligations set forth in Article IX and Sections 5.07,
5.08 and 11.02, all obligations, liabilities and responsibilities of the parties hereunder will terminate and have no further force or effect except that (a) upon request therefor, each party will return all documents, work papers and other material of any other party relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution of this Agreement, to the party furnishing the same, and all confidential information received by any party to this Agreement with respect to the business of the other party will be treated in accordance with the

Section 5.08 hereof; and (b) no exercise by either party of its right to terminate this Agreement pursuant to Section 10.01 shall prejudice that party's rights and remedies against the other parties for breach of such other party's obligations under this Agreement or otherwise.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     11.01 No Brokerage. Each party hereto represents and warrants to the other parties hereto that it has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement or the transactions contemplated hereby, and each party agrees to indemnify and hold the other party harmless against and in respect of any such obligation or liability based in any way on agreements, arrangements or understandings claimed to have been made by such party with any third party.

     11.02 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay its own fees and expenses incident to the negotiation, preparation, execution and performance of this Agreement including counsel and accountant's fees.

     11.03 Misdirected Payments, Etc.. The Company and Buyer covenant and agree to remit, with reasonable promptness, to the other any payments received, which payments are on or in respect of accounts or notes receivable owned by (or are otherwise payable to) the other.

     11.04 Third Party Beneficiary. None of the provisions herein contained are intended by the parties, nor shall they be deemed, to confer any benefit on any person not a party to this Agreement.

     11.05  Entire  Agreement/Amendment.   This  Agreement,  together  with  the
Schedules, Buyer Ancillary Documents, Company Ancillary Documents and Shareholder Ancillary Documents, supersedes all prior contracts, understandings and agreements, whether written or oral, and constitutes the entire agreement of the parties respecting the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically included herein shall be of any force and effect; the parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. No terms, conditions, warranties, or representations, other than those contained herein and no amendments or modifications hereto, shall be binding unless made in writing and signed by the party to be charged.

     11.06 Severability. Should any one or more of the provisions of this Agreement or any agreement entered into pursuant hereto be determined to be illegal or unenforceable, all other provisions of this Agreement and such other agreements shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

     11.07 Waiver. The waiver by any party of a breach or violation of any term or provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement. The delay or a failure of a party to transmit any written notice hereunder shall not constitute a waiver by such party of any default hereunder or of any other or further default under this Agreement except as may expressly be provided for by the terms of this Agreement.

     11.08 Enforcement. Should any legal proceedings be commenced to secure or enforce any right under this Agreement or any agreement entered into pursuant to the terms hereof, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorneys' fees and costs, in addition to all other relief to which said party may be entitled. The term "prevailing party" shall mean that party whose position is substantially upheld in a final judgment rendered in such litigation, or, if the final judgment is appealed, that party whose position is substantially upheld by the decision of the final appellate body.

     11.09 Construction of Terms. The language used in the Agreement shall be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and that normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Whenever the masculine gender is used herein, it shall be deemed to include the feminine and the neuter.


     11.10 Governing Law and Disputes. This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to its principles of conflicts of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the Parties in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for Central California, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. 14.15 EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.


     11.11 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed given on the date personally delivered, sent by registered or certified mail, with postage prepaid, or by any nationally recognized overnight courier service or by facsimile to the respective parties as follows:

     (a)  If to Sellers, to:            CardPayment
                                        Solutions, Inc. 4213 State
                                        Street, Suite 303 Santa
                                        Barbara, California 93110
                                        Attention:  Zachary A. Hyman
                                        Facsimile:  (805) 696-9641

          with a copy to:               Van Etten Suzumoto and Becket LLP
                                        1620 26th Street, Suite 6000 North
                                        Santa Monica, California  90404
                                        Attention:  Adam Thorpe
                                        Facsimile:  (310) 315-8210

     (b)  If to Buyer or Holdings, to:  iPayment, Inc.
                                        40 Burton Hills, Suite 415

                                        Nashville, Tennessee  37215
                                        Attention:  Afshin M. Yazdian
                                        Facsimile:  (615) 665-8434

          with a copy to:               Waller Lansden Dortch & Davis, PLLC
                                        511 Union Street, Suite 2100
                                        Nashville, Tennessee 37219-1760
                                        Attention:  Howard W. Herndon
                                        Facsimile:  (615) 244-6804

or to such other person or address as either party shall furnish the other party in writing.

     11.12 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Sellers without the prior written consent of the Buyer.

     11.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.14 Consented Assignment. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any claim, right, contract, license, lease, commitment, sales order or purchase order if an attempted assignment thereof without the consent of another party thereto would constitute a breach thereof or in any material way affect the rights of the Company thereunder, unless such consent is obtained. If such consent is not obtained, or if an attempted assignment would be ineffective or would materially affect the Company's rights thereunder so that Buyer would not in fact receive all such rights, the Company shall cooperate in any reasonable arrangement designed to provide Buyer the benefit under any such claims, rights, contracts, licenses, leases, commitments, sales orders or purchase orders, including without limitation, enforcement, at no out-of-pocket cost to Buyer, of any and all rights of the Company against the other party or parties thereto arising out of the breach or cancellation by such other party or otherwise.

     11.15 Survival. All statements made by the parties hereto herein or in the Schedules or in any other financial statement, document, instrument, certificate, Exhibit or list delivered to each other hereunder by or on behalf of parties hereto shall be deemed representations and warranties of the parties hereto regardless of any investigation made by or on behalf of Buyer or Holdings. Furthermore, the representations, warranties, covenants and agreements made by the parties herein shall survive the Closing but shall expire twenty-four (24) months after the Closing Date, except with respect to the representations, warranties and covenants set forth in Sections 3.02(a)(ii), 3.03(a)(ii), 3.04 (but only with respect to title), 3.11, 3.16, 3.19 and 3.22, which shall survive for the applicable statute of limitations periods (collectively, the "Survival Period"). Notwithstanding the foregoing, this
Section 11.15 shall not provide third parties any benefit or longer period of time in which to assert a claim beyond that which is provided by the relevant statute of limitations.

     11.16 Headings. The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof.

     11.17 Setoff. Holdings and Buyer shall have the right to set off on recovery any payment or recovery due to it from the Company, the CPS Shareholders or the Controlling Shareholders against any amount otherwise due or payable, including without limitation the Shares of Holdings Stock held pursuant to the Escrow Agreement, those Contingent Payments due under Section 1.05(d), and any other payments arising from or under this Agreement, any Ancillary Documents and the Employment Agreements, by Holdings or Buyer to the Company, the CPS Shareholders or any Controlling Shareholder for any reason.

     11.18 IRS Reimbursement. Buyer or Holdings shall reimburse the Company for up to $36,000 of penalties, interest or fines in relation to the specific liability of the Company referenced in Section 1.04(l).

                                   ARTICLE XII
                                   DEFINITIONS

     For the purposes of this Agreement, the following terms shall have the meanings set forth in this Article XII:

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "Agreement" shall have the meaning set forth in the introduction.

     "Assets" shall have the meaning set forth in Section 1.01.

     "Assignment and Assumption  Agreement"  shall have the meaning set forth in
Section 2.02(b).

     "Assumed Chargeback Liability" shall mean those Chargebacks related to Pre-Closing Transactions that only: (i) are processed, presented for payment or otherwise identified or for which Buyer receives notice within 6 months after the Effective Time in an amount not to exceed, in the aggregate, $60,000 with respect to non-equipment leasing/rental activities and, in the aggregate, $10,000 with respect to equipment leasing/rental activities; or (ii) are processed, presented for payment or otherwise identified or for which Buyer receives notice beyond 6 months after the Effective Time.

     "Assumed   Contracts"  shall  mean,   collectively,   the  Assumed  Leases,
Processing   Agreement[s],   Sponsorship   Agreement[s],   License   Agreements,
Independent Agent Agreements and those listed on Schedule 1.01(k).

     "Assumed Leases" shall mean, collectively, the Operating Leases and Capital Leases.

     "Assumed Liabilities" shall have the meaning set forth in Section 1.03.

     "Basket" shall mean Fifteen Thousand and No/100 Dollars ($15,000).

     "Bill of Sale" shall have the meaning set forth in Section 2.02(a).

     "Business" shall have the meaning set forth in the introduction.

     "Buyer" shall have the meaning set forth in the introduction.

     "Buyer Ancillary Documents" shall mean the agreements and instruments (other than this Agreement) to be executed and delivered by Buyer pursuant to this Agreement.

     "Buyer Benefit Plans" shall mean the employee benefit plans of Buyer or Holdings.

     "Buyer Health Plan" shall mean the health insurance plan of Buyer or Holdings.

     "Buyer  Indemnified  Parties"  shall have the  meaning set forth in Section
9.02.

     "Buyer Plans" shall mean, collectively, the Buyer Health Plan and Buyer Benefit Plans.

     "Cap" shall mean, with respect to the Sellers liability, $5,000,000, and with respect to Buyers and Holdings liability, $2,000,000.

     "Capital Leases" shall have the meaning set forth in Section 1.01(e).

     "Cash" shall have the meaning set forth in Section 1.05(b).

     "Chargeback" means a charge on a credit card or debit card that is returned or unpaid by the financial or other institution that issued such card and a charge as otherwise defined in the rules, regulations or bylaws of the applicable Credit Card Company. For purposes of this definition, Chargeback shall also include those card association fines, penalties, fees and Losses related to or arising from merchant transactions of the Business, as well as Losses related to or arising from equipment leasing/rental activities related to the Business.

     "Closing" shall have the meaning set forth in Section 2.01.

     "Closing Date" shall have the meaning set forth in Section 2.01.

     "COBRA" shall mean Title I, Part 6 of ERISA.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Company" shall have the meaning set forth in the introduction.

     "Company Debt" shall be those items noted on Schedule 1.03(d).

     "Company Ancillary Documents" shall mean the agreements and instruments (other than this Agreement) to be executed and delivered by the Company pursuant to this Agreement.

     "Contracts" shall have the meaning set forth in Section 1.01(k).

     "Controlling   Shareholder"  shall  have  the  meaning  set  forth  in  the introduction.

     "Courts" shall have the meaning set forth in Section 11.10.

     "Credit Card Company" shall mean Visa, MasterCard, American Express, Discover or other credit or debit card company.

     "Deposits" shall have the meaning set forth in Section 1.01(l).

     "DOL" shall mean the United States Department of Labor.

     "Effective Time" shall mean 12:01 a.m. on August 1, 2003.

     "Employment Agreements" shall mean those agreements referenced in Section 2.02(h).

     "Employee Benefit Plan" shall have the meaning set forth in Section 3.16.

     "ERISA" shall mean the Employee Retirement Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" shall have the meaning set forth in Section 3.16(j).

     "Excluded Assets" shall have the meaning set forth in Section 1.02.

     "Financial Statements" shall have the meaning set forth in Section 3.07.

     "GAAP" shall mean generally accepted accounting principles adopted in the United States.

     "Holdings" shall have the meaning set forth in the introduction.

     "Holdings Ancillary Documents" shall mean the agreements and instruments (other than this Agreement) to be executed and delivered by Holdings pursuant to this Agreement.

     "Inactive Employees" shall mean employees of the Company who are not actively working as of the Closing, whether as a result of a pre-approved leave of absence or otherwise.

     "Indemnified Party" shall have the meaning set forth in Section 9.01.

     "Independent Agent Agreement" shall have the meaning set forth in Section 10.0(t).

     "Information Systems Transition Agreement" shall have the meaning set forth in Section 2.02(f).

     "IRS" shall mean the Internal Revenue Service.

     "Key Employees" shall mean Tom Mulkins, Jennifer Hill, Vy Luong and Art Perez.

     "Knowledge" For the purpose of this Agreement, references to the "knowledge of the Company" shall mean only the actual knowledge of the Controlling Shareholders of the Company, its officers, Key Employees and members of its board of directors; references to "knowledge of Controlling Shareholders" shall mean only the actual knowledge of Zachary A. Hyman and Matthew B. Hyman, without investigation; and reference to "knowledge of Sellers" shall mean only the actual knowledge of any of the Company, as defined above, and the Controlling Shareholders, as defined above, and shall not be construed by imputation or otherwise, to refer to the knowledge of any other shareholder, agent, employee, representative, any manger, sales representative, independent or otherwise, or affiliate of the Seller or to impose upon any of the Controlling Shareholders, directors, agents, employees, representatives of Seller any duty to investigate the matter to which actual knowledge, or the absence thereof pertains.

     "License Agreements" shall have the meaning set forth in Section 1.01(j).

     "Losses" shall mean claims, losses, damages, liabilities and expenses including without limitation settlement costs and any legal or other expenses for investigating or defending any action or threatened action.

     "MasterCard" shall mean MasterCard International, Inc.

     "Merchant Accounts" shall have the meaning set forth in Section 3.10.

     "Merchant Agreements" shall have the meaning set forth in Section 1.01(i).

     "Merchant  Reserve  Account"  shall have the  meaning  set forth in Section
8.03.

     "Merchants" shall mean any customer for whom the Company, directly or indirectly, provides processing or other credit or debit card related services, including without limitation the Merchants set forth on Schedule 1.01(o) hereto.

     "Minimum Claim" shall mean Five Hundred and No/100 Dollars ($500).

     "Non-Offerees" shall have the meaning set forth in Section 8.01(d).

     "Offer Request" shall have the meaning set forth in Section 8.01(c).

     "Offerees" shall have the meaning set forth Section 8.01(a).

     "Operating Leases" shall have the meaning set forth in Section 1.01(f).

     "Owned Intellectual Property" shall have the meaning set forth in Section 1.01(c).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Pre-Closing   Transactions"  shall  mean  Merchant  account   transactions
processed before the Effective Time.

     "Proceeding" shall mean any demand, claim, action or proceeding made or brought by a third party, including without limitation a government agency.

     "Processing Agreement(s)" shall mean those agreements on Schedule 1.01(g) .

     "Processor" shall mean those companies with whom the Company has entered into Processing Agreements listed on Schedule 1.01(h).

     "Purchase Price" shall have the meaning set forth in Section 1.05.

     "Real Property" shall mean any parcel of real property, together with the improvements thereon, owned or leased by the Company.

     "Receivables" shall have the meaning set forth in Section 1.01(a).

     "Reserves" shall have the meaning set forth in Section 1.08.

     "Retained Chargeback Liability" shall mean those Chargebacks related to Pre-Closing Transactions which are presented, identified, processed or for which Buyer receives notice within 6 months after the Effective Time in an amount exceeding, in the aggregate, $60,000 with respect to non-leasing/rental activities, and, in the aggregate, $10,000 with respect to equipment leasing/rental activities.

     "Seller Indemnified Parties" shall have the meaning set forth in Section 9.01.

     "Seller Indemnifying Parties" shall have the meaning set forth in Section 9.01.

     "Sellers" shall have the meaning set forth in the introduction.

     "Settlement Report" shall mean the Company's Visa/MasterCard Settlement Report.

     "Shareholder" shall have the meaning set forth in the introduction.

     "Shareholder Ancillary Documents" shall mean the agreements and instruments (other then this Agreement) to be executed and delivered by a Controlling Shareholder pursuant to this Agreement.

     "Sponsor" shall have the meaning set forth in Section 3.16(g).

     "Sponsor Bank(s)" shall mean the bank(s) with whom the Company has entered into a Sponsorship Agreement listed on Schedule 1.01(h).

     "Sponsorship Agreement(s)" shall mean those certain agreements on Schedule 1.01(h).

     "Stock" shall have the meaning set forth in Section 1.05(d).

     "Survival Period" shall have the meaning set forth in Section 11.15.

     "Tax" or "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to taxes that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, levies or assessments for unclaimed property under applicable escheat or unclaimed property laws, taxes under the applicable bulk sale statutes and other obligations of the same or of a similar nature to any of the foregoing.

     "Tax Return" shall mean any report, return , declaration, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Visa" shall mean,  collectively,  Visa  International,  Inc. and Visa USA,
Inc.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                iPAYMENT, INC.

                                By:
                                   ---------------------------------------------
                                Title:
                                      ------------------------------------------

                                CPS ACQUISITION, L.L.C.

                                By:    iPayment, Inc., its
                                                           ---------------------

                                       By:
                                           -------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                              ----------------------------------

                                CARDPAYMENT SOLUTIONS, INC.

                                By:
                                    --------------------------------------------
                                Title:
                                       -----------------------------------------


                                ------------------------------------------------
                                Zachary A. Hyman, Controlling Shareholder


                                ------------------------------------------------
                                Matthew B. Hyman, Controlling Shareholder

                              TABLE OF SCHEDULES*

1.01(a)        Company's Receivables
1.01(b)        Company's Inventory
1.01(c)        Owned Intellectual Property
1.01(d)        Tangible Personal Property
1.01(e)        Capitalized Leases
1.01(f)        Operating Leases
1.01(g)        Processing Agreement
1.01(h)        Sponsorship Agreement
1.01(j)        License Agreements
1.01(k)        Company's Contracts and Assumed Contracts
1.01(m)        Company's Prepaid Fees and Deposits
1.01(o)        Company's Merchants
1.02(b)        Amounts due to Company from Shareholders or other Affiliates
1.02(e)        Assets of Sellers
1.03(d)        Liabilities and Obligations of the Company
1.05(d)        Contingent Payments
1.07           Allocation of Purchase Price
3.01           Company's Certificate of Good Standing
3.02           Company's  Corporate  Powers;  Absence  of  Conflicts  With Other
               Agreements, etc.
3.03           Shareholder's   Capacity;   Absence  of   Conflicts   With  Other
               Agreements, etc.
3.04           Qualifications to Title to Assets
3.05           Company Shareholders
3.06           Company Subsidiaries
3.07           Financial Statements
3.07(e)        Qualifications to Preparation of Company's Financial Statements
3.08           Undisclosed Liabilities
3.09           Post-Balance Sheet Results
3.10(a)        Settlement Report
3.10(b)        Potential Merchant Cancellations
3.10(c)        Company's Merchant Information
3.11(a)        Outstanding Tax Matters
3.12(a)        Nondisclosed Company Contracts
3.12(b)        Company's Assumed Contracts Not in Full Force and Effect
3.14(a)        Employees and Independent Sales Representatives
3.14(b)(i)     Company's Employment Agreements
3.14(b)(ii)    Terminated Employees
3.14(c)        Independent Agents Intending to Terminate with Company
3.16           Employee Benefit Plans
3.16(l)        Company's Obligation to its Employees
3.16(m)        Former Employees who have elected COBRA Coverage
3.17           Litigation
3.18           Compliance Issues
3.19           Environmental Matters
3.20           Certain Payments
3.21           Conflict of Interest


---------------
* See footnote on page 42 for an explanation of schedules not included with the version of this Agreement filed with the Securities and Exchange Commission

3.22(c)        Non-Accredited Investors
3.24           Myisocenter, L.L.C. Members and Employees
3.25           Company's Knowledge of Fraud by Merchants
3.27(a)        Chargebacks
3.30           Ownership and Portability of Merchant Accounts
3.31           Retention Payments
3.33           Independent Agents Contracting with Company on Non-Standard Terms
4.01           Corporate Organization, etc.
4.02           Buyer's  Corporate  Powers;   Absence  of  Conflicts  With  Other
               Agreements
4.03           Holdings'  Corporate  Powers;  Absence  of  Conflicts  With Other
               Agreements, etc.
4.04           Subscription,  Warrant,  Option,  Convertible  Security  or Other
               Right to Purchase or Acquire any Shares of the Capital Stock of Holdings
4.06           Litigation
5.05           Consents to Assignment of all Assumed Contracts to Buyer
5.06           Termination or Merger of Employee Benefit Plans
6.04           Employee Agreements
8.01           Excluded Employees

                              TABLE OF EXHIBITS**

Exhibit        1.01(i) Merchant Agreements

Exhibit 2.02(a)                     Bill of Sale
Exhibit 2.02(b)                     Assignment and Assumption Agreement
Exhibit 2.02(c)                     Consent  to the Assignment of the Processing
                                    Agreement
Exhibit 2.02(d)                     Consent to the Assignment of the Sponsorship
                                    Agreement
Exhibit 2.02(f)                     Information Systems Transition Agreement
Exhibit 2.02(g)                     Company Non-Compete Agreement
Exhibit 2.02(h)                     Shareholder Non-compete Agreement
Exhibits 2.02(h)(i); 2.02 (h)(ii)   Employment Agreements

---------------
** Pursuant to Item 601(b)(2) of Regulation S-K, the Company has not filed the Schedules (other than Schedule 1.05(d)), nor Exhibits 1.01(i) (Merchant Agreements), 2.02(a) (Bill of Sale), 2.02(b) (Assignment and Assumption Agreement), 2.02(c) (Consent to the Assignment of the Processing
     Agreement), 2.02(d) (Consent to the Assignment of the Sponsorship Agreement), 2.02(f) Information Systems Transition Agreement, 2.02(g) (Company Non-compete Agreement), 2.02(h) (Shareholder Non-compete Agreement) and Exhibits 2.02(h)(i) and (ii) (Employment Agreements). The Company agrees to furnish supplementally to the Securities and Exchange Commission any such omitted item and reserves the right to request confidential treatment for any information contained therein.

                                                                SCHEDULE 1.05(d)

                               CONTINGENT PAYMENTS

In addition to all other sums due Company under the Agreement, Company shall be entitled to receive from Buyer contingent compensation determined as follows:

     1. A total of Two Million Dollars ($2,000,000) if Buyer generates a total of Five Thousand Forty (5,040) New Active Merchants (as defined below) during the Period (as defined below)

     2. An additional Five Hundred Thousand Dollars ($500,000) (for a total of $2,500,000) if Buyer generates a total of Seven Thousand Two Hundred (7,200) New Active Merchants (as defined below) during the Period (as defined below)

     3. An additional Five Hundred Thousand Dollars ($500,000) (for a total of $3,000,000) if Buyer generates a total of Nine Thousand Six Hundred (9,600) New Active Merchants (as defined below) during the Period (as defined below)

     For purposes of this Schedule 1.5(d) "New Active Merchant" shall mean a new merchant application that is Approved by iPayment, was not at the time that the application was being processed or immediately prior thereto a merchant of the Company (or iPayment or any of iPayment's subsidiaries), and which has at least one month of Visa/Mastercard processing transactions. For purposes of this
Schedule 1.5(d), "Approved" shall mean that such merchant has a risk profile & pricing acceptable to iPayment. For purposes of this Schedule 1.5(d), "Period" shall mean the date which begins as of August 1, 2003 and ends as of July 31, 2004. The aggregate maximum payment that may be earned as a contingent payment under this Schedule 1.5(d) is $3,000,000. Any Contingent Payment earned by Company under this Schedule 1.5(d) shall be all due and payable within a reasonable time after confirmation of the aggregate number of the New Active Merchants that have been added during the Period, but in no event shall said amount be paid prior to August 1, 2004 or later than September 30, 2004.